THE PRUDENTIAL [LOGO]                                        THE PRUDENTIAL
                                                             INSURANCE COMPANY
                                                             OF AMERICA



agrees to pay the benefits provided under this contract in accordance with and subject to its terms.


Contract-Holder:                        Plan:

   ANY TOWN, ANY STATE                  ANY TOWN, ANY STATE DEFERRED
                                        COMPENSATION PLAN

-------------------------------------------------------------------------------
Effective Date:                         Group Annuity Contract Number:

   XX/XX/XX                              GA-XXXXD

-------------------------------------------------------------------------------
Provisions and Schedules                Jurisdiction:
   attached:

   Provisions I-VII, inclusive           Any State
   Schedule A-D, inclusive

-------------------------------------------------------------------------------


ANY TOWN, ANY STATE                THE PRUDENTIAL INSURANCE COMPANY
                                              OF AMERICA


By:                                President
   ----------------------------
   Title:

Date:                              Secretary
     --------------------------

                                                                    Attest
                                   ---------------------------------

                                   Date:
                                        ----------------------------


Group Annuity Contract providing for contributions on account of Participants. Annual determination of participation in divisible surplus. All subject to the provisions of this contract.

NOTICE - ALL CONTRACTUAL VALUES OR PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT RESULTS OF A PRUDENTIAL SEPARATE ACCOUNT DESCRIBED IN THIS CONTRACT, ARE VARIABLE, SUBJECT TO CHANGE BOTH UP AND DOWN, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


GVA-1010-87 (24)                                                      19081

                                TABLE OF CONTENTS




PROVISION                                                        Serial Page


       I.  CONTRIBUTIONS - ACCOUNTS - CHARGES
           1.1  Contributions. . . . . . . . . . . . . . . . . .      100
           1.2  Participant's Accounts . . . . . . . . . . . . .      100
           1.3  Annual Account Charge. . . . . . . . . . . . . .      110
           1.4  Reports. . . . . . . . . . . . . . . . . . . . .      110

      II.  INVESTMENT ACCOUNT - INVESTMENT MANAGEMENT FEES -
           UNIT VALUES - SUBACCOUNTS INCLUDED
           2.1  The Prudential Variable Contract
                  Account-24 (VCA-24). . . . . . . . . . . . . .      200
           2.2  Investment Management Fees . . . . . . . . . . .      200
           2.3  Unit Values. . . . . . . . . . . . . . . . . . .      210
           2.4  Subaccounts Included . . . . . . . . . . . . . .      210

     III.  WITHDRAWALS AND TRANSFERS - DEATH PAYMENTS
           3.1  Withdrawals. . . . . . . . . . . . . . . . . . .      300
           3.2  Death Payments . . . . . . . . . . . . . . . . .      300
           3.3  Transfers between Related Contracts. . . . . . .      310
           3.4  Transfers to Another Financial Institution . . .      310

      IV.  ANNUITIES
           4.1  Annuities . . . . . . . . . . . . . . . . . . . .     400
           4.2  Annuity - Single Sum Payment Combination. . . . .     400
           4.3  Small Annuities and Accounts. . . . . . . . . . .     400
           4.4  Terms of Payment of Annuities . . . . . . . . . .     400
           4.5  Contract-Holder as Payee -- Prudential as Agent .     410

       V.  CHANGES
           5.1  Changes by Prudential . . . . . . . . . . . . . .     500
           5.2  Changes by Agreement. . . . . . . . . . . . . . .     500
           5.3  Persons Empowered to Act for Prudential . . . . .     500

      VI.  DISCONTINUANCE - TERMINATION OF CONTRACT
           6.1  Discontinuance of Establishing Participants'
                 Accounts . . . . . . . . . . . . . . . . . . . .     600
           6.2  Discontinuance of Contributions under
                 this Contract. . . . . . . . . . . . . . . . . .     600
           6.3  Termination of Contract . . . . . . . . . . . . .     600

     VII.  GENERAL TERMS
           7.1  Contract-Holder . . . . . . . . . . . . . . . . .     700
           7.2  Communications. . . . . . . . . . . . . . . . . .     700
           7.3  Place of Payment -- Currency. . . . . . . . . . .     700
           7.4  Information -- Records. . . . . . . . . . . . . .     710
           7.5  Misstatements . . . . . . . . . . . . . . . . . .     710
           7.6  Plan Changes. . . . . . . . . . . . . . . . . . .     710
           7.7  Divisible Surplus . . . . . . . . . . . . . . . .     720
           7.8  Entire Contract -- Construction . . . . . . . . .     720



GVA-1010-87 (24)
TC-100
402-230

                          TABLE OF CONTENTS
                             (Continued)


                                                                Serial Page
SCHEDULES

     Schedule A  Forms of Annuity which May Be Purchased . . . .     A-100
     Schedule B  Life - Payment Certain Annuity. . . . . . . . .     S-100
     Schedule C  Life - Contingent Annuity . . . . . . . . . . .     S-100
     Schedule D  Payment Certain Annuity . . . . . . . . . . . .     S-100






















GVA-1010-87 (24)
TC-110

 Provision I.    CONTRIBUTIONS - ACCOUNTS - CHARGES:

 1.1   CONTRIBUTIONS:

       (a)  Regular Contributions:

            The contributions which are payable under this contract for a Participant are the amounts of his compensation deferred pursuant to the Plan and directed for payment hereunder. Contributions will be transmitted by the Contract-Holder. A Participant is a person for whom contributions have been paid under this contract and whose Participant's Accounts (see section 1.2) have not been cancelled.

            (To save words, male pronouns are used in this contract to refer to both men and women.)

       (b)  Rollover Contributions:

            An amount which qualifies as a rollover contribution pursuant to Federal Internal Revenue Code may be transferred to and paid under this contract as a contribution by the Contract-Holder on a Participant's behalf if permitted by the Plan. Prudential may require proof that the amount paid so qualifies.

 1.2   PARTICIPANT'S ACCOUNT:

       Contributions paid under this contract for a Participant may be invested in any one or more of the Subaccounts described in section 2.4 pursuant to the terms of the Plan. Prudential will establish a separate "Participant's Account" with respect to each Subaccount in which contributions are invested on behalf of a Participant. (The term "Participant's Account" is not meant to confer on the Participant any rights to his Account except as specifically provided in the Plan.)
       Each Account is expressed in Units of the applicable Subaccount.

       The number of Units added to a Participant's Account as a result of adding a contribution to a Subaccount is determined by dividing the dollar amount of the contribution by the appropriate Unit Value for the day the contribution is added. (See section 2.3 for a description of each Unit Value). A number of Units will be subtracted from a Participant's Account on each day on which a withdrawal is made from the Account. The number of Units is equal to the number requested for withdrawal or, if applicable, the number determined by dividing the dollar amount to be withdrawn by the appropriate Unit Value for the day of withdrawal.

       Each Account maintained for a Participant is the sum of the Units added to it, less the sum of the Units subtracted from it. The dollar value of each Account as of any day is the product of the number of Units in the Account at the close of business on that day and the appropriate Unit Value for that day.

       All Accounts are subject to charges described later.


GVA-1010-87 (24)
Serial 100
                                                                      1.1-1.2

 1.3   ANNUAL ACCOUNT CHARGE:

       On the last business day (see section 2.3) of each calendar year an amount will be withdrawn from the Accounts of each Participant which, in aggregate, will be equal to the Annual Account Charge. Also, on any other day on which all of a Participant's Accounts are cancelled, an amount will be withdrawn from them which, in aggregate, will be equal to the Annual Account Charge. However, no Charge will be withdrawn if all of the Participant's Accounts are being cancelled on a January 1 to purchase an annuity for him under this contract.

       The Annual Account Charge is $20.00.

       A Participant may have other Accounts established in connection with the Plan under other group annuity contracts issued to the Contract-Holder by Prudential (each one is called a "companion contract"). If so, the total Annual Account Charge that applies to all of his Accounts will not exceed $20.00. This charge will be shared among all such Accounts as Prudential determines. Also, no charge will be withdrawn from a Participant's Accounts under this contract when they are cancelled unless no amounts remain in an Account for him under any companion contract.

       In addition to the Annual Account Charge, a charge may be made upon a withdrawal from the Participant's Account or Accounts (see section 3.1).

       The Charge may be changed as provided in section 5.1.

 1.4   REPORTS:

       Prudential will periodically furnish a report with respect to each Participant's Account which has not been cancelled. The report will shown the status of each Account as of the date of the report.














GVA-1010-87 (24)
Serial 110
                                                                          1.4

 Provision II.   INVESTMENT ACCOUNT - INVESTMENT MANAGEMENT FEES - UNIT VALUES -
                 SUBACCOUNTS INCLUDED:

 2.1   THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 24 (VCA-24):

       VCA-24 is a separate investment account of Prudential established pursuant to a resolution adopted by its Board of Directors. The resolution provides that this account is to be used for contracts which state that certain payments and values under them will vary to reflect the investment results of this account.

       The investments held in VCA-24 are intended to be composed primarily of shares of The Prudential Series Fund, Inc. ("PSF"), an open-end diversified, management investment company registered under the Investment Company Act of 1940. VCA-24 is divided into Subaccounts, each of which is invested only in a corresponding Portfolio of PSF. The Portfolios of PSF in which the Subaccounts are invested are set forth in section 2.4. Prudential will invest and reinvest the assets held in each Subaccount in accordance with the investment objectives and policies established for it.

       The value of the assets of a Subaccount is determined daily by multiplying the number of PSF shares held by that Subaccount by the "Net Asset Value" of each share and adding the value of dividends declared by PSF for the corresponding Portfolio but not yet paid.

       The "Net Asset Value" per share of each PSF Portfolio is computed by adding the sum of the value of the securities held by that Portfolio plus any cash or other assets in holds, subtracting all its liabilities, and dividing the result by the total number of shares outstanding of that Portfolio at such time. Liabilities of the Portfolio include the costs of portfolio transactions, legal and accounting expenses, custodial and transfer agency fees, and the Investment Management Fees applicable to that Portfolio. (See section 2.2.)

       The total value of the assets of all Subaccounts comprising VCA-24 at all times will be at least equal to the total reserve liability required by law for all payments or values which vary in dollar amount to reflect the investment results of the VCA-24 Subaccounts. Assets held in the VCA-24 Subaccounts equal in value to the reserve liability will be held for the sole benefit of all contracts which participate in VCA-24. The amount, if any, by which the total value of the assets of all Subaccounts exceeds the total reserve liability will be subject to the exclusive control of Prudential. Thus, Prudential may, from time to time make transfers between the VCA-24 Subaccounts and its other investment accounts as, in its judgment experience warrants. A transfer will not affect Prudential's contractual liabilities under this contract.

 2.2   INVESTMENT MANAGEMENT FEES:

       On each Business Day, the assets of each PSF Portfolio are reduced by an Investment Management Fee. The amount of the Fee for each Portfolio on



GVA-1010-87 (24)
Serial 200
                                                                      2.1-2.2
       any Business Day is equal to the product of (a) and (b) where:

       (a) is the rate of the Investment Management Fee applicable to the Portfolio and

       (b)  is the average daily assets of the Portfolio.

       The rate of the Investment Management Fee currently applicable to each Portfolio is shown in section 2.4. The Investment Management Fee for a Portfolio may be changed from time to time pursuant to a change in the investment advisory agreement for that Portfolio. Prudential will notify the Contract-Holder of any such change.

 2.3   UNIT VALUES:

       A Participant's participation in one or more Subaccounts of VCA-24 will be reflected in Units of each such Subaccount.

       The following applies to each Subaccount described in section 2.4.

       The Unit Value for any Business Day is the dollar value of one Unit for that Business Day. ("Business Day" means a day the New York Stock Exchange is open for trading.) The initial Unit Value was $1.00. The Unit Value for any subsequent Business Day is determined as of the end of that Business Day by multiplying the Unit Change Factor for that Business Day by the Unit Value for the immediately preceding Business Day. The Unit Value for any day which is not a Business Day is equal to the Unit Value for the next Business Day. The Unit Value will go up or down in accordance with the Unit Change Factor described below.

       The Unit Change Factor for a Subaccount of VCA-24 for any Business Day is (i) divided by (ii), less (iii) where:

       (i) is the value of the assets of the Subaccount as of the end of the Business Day, but before taking into account any contributions, withdrawals or transfers made on such Day, and

       (ii) is the value of the assets of the Subaccount as of the end of the preceding Business Day, and

       (iii)   is the daily equivalent of 0.75% (the Administrative Expense
               Charge).

       This section may be changed as provided in section 5.1.

 2.4   SUBACCOUNTS INCLUDED:

       This section contains a description of the Subaccounts included in this contract. It describes the investment portfolio and other features of each Subaccount.





GVA-1010-87 (24) (as modified by GAA-7653)
Serial 210
                                                                        2.3-2.4

                                 VCA-24-CM


Subaccount:                              Conservatively Managed Flexible
                                         Subaccount invested in the
                                         Conservatively Managed Flexible
                                         Portfolio of PSF (VCA-24-CM).

Investments:                             Conservatively managed mix of money
                                         market instruments,
                                         intermediate-term notes and bonds,
                                         and common stocks of established
                                         companies.

Unit name:                               VCA-24-CM Unit.

Frequency of Unit Value calculation:     Every Business Day.

Investment Management Fee deducted       Daily equivalent of effective
  from the assets of the Portfolio:      annual rate of .55%.


















GVA-1010-87 (24)
Serial 220-CM
                                                                          2.4

                                 VCA-24-B

Subaccount:                              Bond Subaccount invested in the
                                         Bond Portfolio of PSF (VCA-24-B).

Investments:                             Primarily medium and long-term debt
                                         securities.

Unit name:                               VCA-24-B Unit.

Frequency of Unit Value calculation:     Every Business Day.

Investment Management Fee deducted       Daily equivalent of effective
  from the assets of the Portfolio:      annual rate of .40%.
















GVA-1010-87 (24)
Serial 220-B                                                              2.4

                                                                        10/87


                                 VCA-24-S




Subaccount:                              Common Stock Subaccount invested in
                                         the Common Stock Portfolio of PSF
                                         (VCA-24-S)

Investments:                             Primarily common stocks.

Unit name:                               VCA-24-S Unit.

Frequency of Unit Value calculation:     Every Business Day.

Investment Management Fee deducted       Daily equivalent of effective
  from the assets of the Portfolio:      annual rate of .45%.












GVA-1010-87 (24)
Serial 220-S
                                                                          2.4

                                 VCA-24-AM




Subaccount:                              Aggressively Managed Flexible
                                         Subaccount invested in the
                                         Aggressively Managed Flexible
                                         Portfolio of PSF (VCA-24-AM).

Investments:                             Aggressively managed mix of money
                                         market instruments, long-term bonds
                                         and common stocks.

Unit name:                               VCA-24-AM Unit.

Frequency of Unit Value calculation:     Every Business Day.

Investment Management Fee deducted       Daily equivalent of effective
  from the assets of the Portfolio:      annual rate of .60%.
















GVA-1010-87 (24)
Serial 220-AM
                                                                          2.4

                                 VCA-24-SI




Subaccount:                              Stock Index Subaccount invested in the
                                         Stock Index Portfolio of PSF
                                         (VCA-24-SI).

Investments:                             Primarily common stocks, invested in
                                         such a manner as to attempt to
                                         duplicate the investment results of the
                                         Standard & Poor's 500 Composite Stock
                                         Price Index.

Frequency of Unit
  Value calculation:                     Every Business Day.

Investment Management Fee deducted       Daily equivalent of effective annual
  from the assets of the Portfolio:      rate of .35%.
















GVA-1010-87 (24) (as modified by GAA-7653)
Serial 220-SI
                                                                          2.4

                                 VCA-24-GE

Subaccount:                             Global Equity Subaccount invested in the
                                        Global Equity Portfolio of PSF
                                        (VCA-24-GE).

Investments:                            Primarily common stocks and common stock
                                        equivalents of foreign and domestic
                                        issuers.

Unit name:                              VCA-24-GE Unit.

Frequency of Unit
Value calculation:                      Every Business Day.

Investment Management Fee deducted      Daily equivalent of effective annual
  from the assets of the Portfolio:     rate of 0.75%.
















GVA-1010-87 (24) (as modified by GAA-7835)
Serial 220-GE
                                                                          2.4

                                 VCA-24-GS




Subaccount:                             Government Securities Subaccount
                                        invested in the Government Securities
                                        Portfolio of PSF (VCA-24-GS).

Investments:                            Intermediate and long-term U.S. Treasury
                                        securities and debt obligations issued
                                        by agencies of or instrumentalities
                                        established, sponsored or guaranteed by
                                        the U.S. Government.

Unit name:                              VCA-24-GS Unit.

Frequency of Unit Value calculation:    Every Business Day.

Investment Management Fee deducted      Daily equivalent of effective annual
  from the assets of the Portfolio:     rate of 0.40%.
















GVA-1010-87 (24) (as modified by GAA-7833)
Serial 220-GS
                                                                          2.4

Provision III. WITHDRAWALS AND TRANSFERS - DEATH PAYMENTS:


 3.1  WITHDRAWALS:

      The Contract-Holder will notify Prudential when a withdrawal is to be made from a Participant's Accounts pursuant to the Plan. The minimum withdrawal from any single Account is $500, or the dollar value of that Account if smaller. Payment will normally be made within seven days of Prudential's receipt of a duly completed request for it. However, it may be paid at a later day if permitted under the Investment Company Act of 1940.

      The amount paid to the Contract-Holder will be the dollar amount withdrawn less the withdrawal charge determined from the following table and the Annual Account Charge if it applies. The amount payable is also referred to as the "Withdrawal Value."


                                 TABLE

    Withdrawals made in the months
    indicated, counting from the day
    the first Account of a Participant      Withdrawal Charge per $1.00
    was established hereunder*              being withdrawn.**
    ----------------------------------      -----------------------------

        First 24 months                                $0.06
        Next 36 months                                  0.05
        Next 60 months                                  0.03
        Next 60 months                                  0.02
        Thereafter                                      0.00

    *Or, if earlier, the day an account was established for him under a companion contract.

    **No charge is made after the amount withdrawn equals the contributions made for the Participant. In addition, no charge is made if the withdrawal is made as a result of Financial Hardship or Disability Retirement pursuant to the terms of the Plan.

    As of the first day no amounts remain in a Participant's Account under this contract or in an Account for him under a companion contract, all of his Accounts hereunder are cancelled.

    This section may be changed as provided in section 5.1.

 3.2  DEATH PAYMENTS:

      If a Participant dies before his Participant's Accounts have been cancelled, the dollar value will be paid to the Contract-Holder. The payment will be made in one sum unless the Contract-Holder directs Prudential to purchase an annuity for the Participant's beneficiary pursuant to the Plan. However, the Contract-Holder will retain all rights with respect to the annuity. Proof of the Participant's death must be received by Prudential before any payment will be made.


GVA-1010-87 (24)
Serial 300
                                                                      3.1-3.2

      The annuity form may be any of those described in section 4.4. No contributions may be made to any of the Participant's Accounts after the Participant's death.

      If a one sum payment is made on the Plan beneficiary's behalf within one year of the Participant's death, it will be at least equal to the contributions made for him under this contract less any withdrawals and transfers.

      As of the first day no amounts remain in the any of the Participant's Accounts hereunder or in an Account with respect to the Participant under a companion contract, the Participant's Accounts are cancelled.
      Section 3.1 does not apply.

 3.3  TRANSFERS BETWEEN RELATED CONTRACTS:

      The Contract-Holder may transfer, pursuant to the Plan, an amount from one of the Participant's Accounts to another Account maintained for him under this contract or to an Account maintained for him under a companion contract. The minimum withdrawal to provide a transfer is $500 from any single Account, or the dollar value of that Account if smaller. The transfer will normally be made within seven days of Prudential's receipt of a duly completed request for it. Section 3.1 does not apply to a withdrawal for this purpose. Transfers are deemed to be made first from the contributions paid for the Participant. Investment income is transferred when there are no longer any contributions in the Account from which the transfer is made.

      Amounts may be transferred to this contract from a companion contract and will be added to one or more Subaccounts pursuant to the terms of the Plan. An amount transferred to this contract for a Participant will be treated as though it were a contribution made for him (see section 1.2). However, in determining any withdrawal charge, any portion of the amount transferred which is investment income will not be considered as a contribution.

      Prudential may, upon notice to the Contract-Holder, limit the frequency of transfers. This action will take effect on the date of the notice.

      This section may be changed as provided in section 5.1.

 3.4  TRANSFERS TO ANOTHER FINANCIAL INSTITUTION:

      (a)  At the Request of a Participant:

           The Contract-Holder may transfer, pursuant to the request of a Participant, the Withdrawal Value of any of the Participant's Accounts to another financial institution. The transfer may be made directly to that institution or by a payment (or payments) to the Contract-Holder who then makes payment to the institution. The transfer will normally be made within seven days after Prudential's receipt of a duly completed transfer request.

           The transfer will be a full settlement of Prudential's liability for the Participant's Account from which the transfer is made.

GVA-1010-87 (24)
Serial 310
                                                                      3.3-3.4

      (b)  At the Contract-Holder's Request:

           The Contract-Holder may request Prudential to make transfer payments on behalf of all Participants to another financial institution named in the request. The Transfer Date is the later of the day specified in the request and the 90th day after its receipt by Prudential.

           All Participants' Accounts will be cancelled as of the Transfer Date and an amount equal to the sum of the Withdrawal Values, expressed in Units of the cancelled Accounts, times the appropriate Subaccount Unit Value for the day of withdrawal will be transferred within seven days thereafter.

      (c)  Upon Notice by Prudential

           If contributions are discontinued for all Participants pursuant to section 6.2, Prudential may notify the Contract-Holder that transfer payments will be made to the Contract-Holder or to a financial institution named by the Contract-Holder. Prudential would do this if the contributions are discontinued due to certain circumstances, such as a change in any law or regulation, which in Prudential's judgment would have an adverse effect on Prudential in fulfilling the terms of this contract. In that case, a Transfer Date will be established, Participants' Accounts will be cancelled, and the transfer will be made in the same manner as described in section 3.4(b).

      This section may be changed as provided in section 5.1.
















GVA-1010-87 (24)
Serial 320
                                                                          3.4

  Provision IV. ANNUITIES:

  4.1  ANNUITIES:

       Whenever a benefit with respect to a Participant's Accounts is payable in a series of payments pursuant to the Plan, with the dollar amount of each payment being determined as of the date payments begin, the Contract-Holder will notify Prudential to have the Participant's Accounts applied to purchase an annuity for him. However, the Contract-Holder will retain all rights with respect to the annuity. The dollar value of the Accounts will be applied.

       The schedule of annuity purchase rates that applies is determined from Schedule A. The monthly amount of any annuity is determined from the schedule of purchase rates for that annuity.

       As of the first day no amounts remain in any of the Participant's Accounts under this contract or in an Account for him under a companion contract, his Accounts hereunder are cancelled.

  4.2  ANNUITY - SINGLE SUM PAYMENT COMBINATION:

       The Contract-Holder may notify Prudential that only a portion of one or more of the Participant's Accounts is to be applied to purchase an annuity with the balance to be paid in a single sum. The portion used to purchase an annuity will be subject to section 4.1 and the balance to section 3.1.

  4.3  SMALL ANNUITIES AND ACCOUNTS:

       If the total monthly amount of annuity which would otherwise be purchased on behalf of any person under this contract and the companion contracts is less than $50, Prudential may, in lieu of an annuity under this contract, make payment in a single sum. The single sum will be equal to the amount that would otherwise be applied to purchase an annuity as described in section 4.1.

       If no contributions have been made under this contract or any companion contract for a Participant for a period of 24 months and the dollar value of his Accounts under all the contracts is $1,000 or less, Prudential may cancel his Accounts under this contract. If the Accounts are cancelled, the dollar value will be paid to the Contract-Holder. The Annual Account Charge will be made only if no Account remains for him under any companion contract.

  4.4  TERMS OF PAYMENT OF ANNUITIES:

       Life annuities and Payment Certain annuities are available under this contract. A Life form of annuity is one payable at least during the lifetime of the person (referred to as the "Annuitant") for whom it was purchased. Depending upon the existence and nature of any payment payable after the death of the Annuitant, a Life annuity will be one of the following forms: Life - Payment Certain, Life - Contingent, or Life
       - Payment Certain Contingent annuity. A Payment Certain form of

  GVA-1010-87 (24)
  Serial 400
                                                                      4.1-4.4
       annuity may be payable for a period less than the lifetime of the person for whom the annuity was purchased. The terms of payment of each form of annuity are described below.

       (a)  Life Form of Annuity:

            The first monthly payment of a Life - Payment Certain annuity is payable on the date the annuity is purchased. Monthly payments are payable on the first day of each month thereafter throughout the Annuitant's remaining lifetime. If the Annuitant dies before the number of annuity payments made equals the number of Payments Certain applicable to him, monthly annuity payments will be continued until the total number of payments is so equal. These continued annuity payments will each be in the same amount as was payable to the Annuitant. The number of Payments Certain is established when the annuity is purchased and may be 60, 120, 180, 240, or any other number accepted by Prudential.

            The first monthly payment of a Life - Contingent annuity is payable on the date the annuity is purchased. Monthly payments are payable on the first day of each month thereafter throughout the Annuitant's remaining lifetime. If the Annuitant dies before the death of his Contingent Annuitant, monthly Contingent Annuity payments will become payable. The first payment of Contingent Annuity will be payable on the first day of the month following the month in which the Annuitant's death occurs. Monthly Contingent Annuity payments are payable on the first day of each month thereafter throughout the Contingent Annuitant's remaining lifetime. The last monthly payment is payable for the month in which his death occurs. The amount of each monthly Contingent Annuity will be a percentage of the monthly annuity payment payable before the Annuitant's death. The percentage is established when the annuity is purchased and may be 33 1/3%, 50%, 66 2/3% or 100%, or any other percentage accepted by Prudential. Under a Life - Payment Certain Contingent annuity, a percentage payment will not take effect until the end of the selected Payment Certain period.

       (b)  Payment Certain Annuity:

            The first monthly payment of a Payment Certain annuity is payable on the date the annuity is purchased. Monthly payments are payable on the first day of each month thereafter until the total number of Payments Certain specified when the annuity was purchased has been paid. The number of Payments Certain may be 60, 120, 180, 240, or any other number accepted by Prudential.

       Other forms of annuity payments may he provided with the consent of Prudential.

  4.5  CONTRACT-HOLDER AS PAYEE - PRUDENTIAL AS AGENT:

       Every payment with respect to any annuity will be paid to the Contract-Holder. The Contract-Holder will notify Prudential forthwith of the death of any Annuitant and Contingent Annuitant. The Contract-Holder will reimburse Prudential for any payments made by Prudential which are in excess of those provided by the annuity for the Annuitant.


GVA-1010-87 (24)
Serial 410
                                                                          4.5

       However, the Contract-Holder may request Prudential to act as its agent for the purpose of making payments to Annuitants, Contingent Annuitants, and their beneficiaries. If Prudential assents to the request, it will make payments to the persons rather than to the Contract-Holder. The Contract-Holder may terminate this agency relationship at any time upon 45 days' advance notice to Prudential. Thereafter payments will be made to the Contract-Holder.
















GVA-1010-87 (24)
Serial 420
                                                                          4.5

Provision V. CHANGES:

  5.1  CHANGES BY PRUDENTIAL:

       Prudential may make changes in this contract as follows:

       (a) The Annual Account Charge and the table of withdrawal charges may be changed periodically on and after the second anniversary of the Effective Date.

       (b) The effective annual rate of the Administrative Expense Charge and the terms and amounts (excluding the withdrawal charge table) of withdrawals and transfers pursuant to Provision III may be changed periodically on and after the fifth anniversary of the Effective Date.

       (c) The schedules of annuity purchase rates may be changed periodically on and after the tenth anniversary of the Effective Date.

       Any change in the table of withdrawal charges and in Schedule D will apply only to amounts added to Participants' Accounts on and after the date the change takes effect. Any other change will apply to amounts in Participants' Accounts whether added before or on and after the date the change takes effect. Any change in the schedules of annuity purchase rates will remain in effect for at least ten years.

       Any change in accordance with this section will be made by giving notice to the Contract-Holder at least 90 days before the date on which the change is to take effect.

  5.2  CHANGES BY AGREEMENT:

       This contract may also be changed in any respect at any time or times by agreement between the Contract-Holder and Prudential.

  5.3  PERSONS EMPOWERED TO ACT FOR PRUDENTIAL:

       No agent or other person except one of the following officers of Prudential may change this contract or bind Prudential.

       Chairman and Chief Executive Officer      Associate Actuary
       President                                 Secretary
       Vice President                            Assistant Secretary
       Actuary
















GVA-1010-87 (24)
Serial 500
                                                                      5.1-5.3

  Provision VI. DISCONTINUANCE - TERMINATION OF CONTRACT:

  6.1  DISCONTINUANCE OF ESTABLISHING PARTICIPANTS' ACCOUNTS:

       Prudential may notify the Contract-Holder that on and after a specified date no new Participants' Accounts will be established under this contract. The specified date may not be earlier than 90 days after the date of the notice. Thereafter, only contributions for persons who are Participants on the specified date will be accepted hereunder. In all other respects this contract will continue to operate in accordance with its terms.

6.2  DISCONTINUANCE OF CONTRIBUTIONS UNDER THIS CONTRACT:

     Contributions under this contract will be discontinued with respect to all Participants:

    (a) at any time after receipt by Prudential of notice thereof from the Contract-Holder,

    (b)  when the Plan terminates,

    (c) as of the effective date of any Plan change to which Prudential is unable or unwilling to give effect under this contract (see section 7.6), or

    (d) as of a date at least 90 days after notice to the Contract-Holder by Prudential that no further contributions will be accepted hereunder.

    After discontinuance the contract will continue to operate in accordance with its terms with respect to Participants' Accounts. (This includes the initiation of transfer payments as described in section 3.4(c)).

  6.3  TERMINATION OF CONTRACT:

       This contract will terminate when all the following have occurred:

       (a)  no further contributions may be paid under this contract;

       (b)  no Participant's Accounts remain uncancelled; and

       (c) no further annuity or transfer payments are payable from this contract.











GVA-1010-87 (24)
Serial 600
                                                                      6.1-6.3

                                                                    11/89
  Provision VII. GENERAL TERMS:

  7.1  CONTRACT-HOLDER:

       Prudential will normally deal only with the Contract-Holder. However, Prudential and the Contract-Holder may agree to do otherwise. Also, in some cases the contract calls for dealing with another. Prudential will be entitled to rely on any action taken or omitted by the Contract-Holder pursuant to the terms of this contract.

       The Contract-Holder may, from time to time, delegate to an agency certain administrative powers and responsibilities which this contract assigns to the Contract-Holder. Prudential is not bound to recognize any delegation until it has received notice of it. The notice must specify those powers and responsibilities and include evidence of acceptance by the agency. On and after the date of receipt of the notice, Prudential will deal with the agency with respect to those powers and responsibilities and will be entitled to rely on any action taken or omitted by the agency with respect thereto in the same manner as if dealing with the Contract-Holder. If any agency fails or refuses to act with respect thereto, then the delegation will be void for the purposes of this contract. Thereafter, Prudential will deal only with the Contract-Holder. The Contract-Holder may give notice to Prudential of delegation to another agency of specified powers and responsibilities.

  7.2  COMMUNICATIONS:

       All communications to the Contract-Holder or to Prudential will be in writing. They will be addressed to the Contract-Holder at its principal office, or at such other address as it may communicate to Prudential. They will be addressed to Prudential, c/o The Prudential Asset Management Company, Inc., Defined Contribution Programs, W.W. Scranton Office Park, 30 E.D. Preate Drive, Moosic Pennsylvania 18507-1796, or at such other address as it may communicate to the Contract-Holder. All communications to any other person or organization dealing with Prudential will be addressed to that person or organization at the last address of record.

  7.3  PLACE OF PAYMENT - CURRENCY:

       All payments to Prudential under this contract will be payable at its office described above or at an address or to a representative as may be specified by Prudential by notice to the Contract-Holder.

       All payments under this contract, whether to or by Prudential, will be in lawful money of the United States of America. Dollars and cents, as specified in this contract, means lawful dollars and cents of United States currency.











GVA-1010-87 (24)
Serial 700
                                                                      7.1-7.3

  7.4  INFORMATION -- RECORDS:

       The Contract-Holder will furnish all information which Prudential may reasonably require for the administration of this contract. If the Contract-Holder cannot furnish any required item of information, Prudential may request the person concerned to furnish the information. Prudential will not be liable for the fulfillment of any obligations in any way dependent upon information unless and until it receives the information in a form satisfactory to it.

       Information furnished to Prudential may be corrected for demonstrated errors in it unless Prudential has already acted to its prejudice by relying on the information. Except for the corrections, information furnished to Prudential will be regarded as conclusive. Prudential will maintain the records necessary for its administration of this contract. These records will be prepared from the information furnished to Prudential and will constitute evidence as to the truth of the information in the records.

  7.5  MISSTATEMENTS:

       If any relevant fact relating to any person is found to have been misstated, the following will apply:

       (a) The amount of annuity payable by Prudential will be that which would be provided by the amount allocated to purchase the annuity on the basis of the correct information, without changing the date of first payment of the annuity.

            Any adjustment by Prudential of the amount or terms of payment made in accordance with this section will be conclusive upon any other person affected by it.

       (b) The amount of any underpayment by Prudential will be paid in full with the next payment due. The amount of any overpayment by Prudential will be deducted to the extent possible from amounts payable thereafter.

  7.6  PLAN CHANGES:

       This contract applies to the terms of the Plan in effect on the Effective Date and to each Plan change. However, Prudential may, within 60 days after its receipt of a copy of any Plan change, notify the Contract-Holder that Prudential is unable or unwilling to give effect under this contract to the change. Prudential would do this if the change might have an adverse effect on Prudential in fulfilling the terms of the contract. This would be determined based on Prudential's underwriting principles then in effect. The Contract-Holder will furnish Prudential with a copy of the Plan and, while this contract is active, a copy of each Plan change at least 60 days before it is to become effective.



GVA-1010-87 (24)
Serial 710
                                                                      7.4-7.6

  7.7  DIVISIBLE SURPLUS:

       The portion, if any, of the divisible surplus of Prudential accruing upon this contract will be determined annually by the Board of Directors of Prudential and credited to Participants' Accounts as determined by the Board. (It is unlikely any divisible surplus will accrue upon this contract.)

       No annuity under this contract will be taken into account in the determination of any divisible surplus to be credited to this contract.

  7.8  ENTIRE CONTRACT -- CONSTRUCTION:

       This document constitutes the entire contract.

       This contract will be construed according to the laws of jurisdiction set forth on the first page.
















GVA-1010-87 (24)
Serial 720
                                                                      7.7-7.8

                                 SCHEDULE A

                   FORMS OF ANNUITY WHICH MAY BE PURCHASED


     FORM OF PAYMENT PAYABLE                  APPLICABLE SCHEDULE

1.   Life - Payment Certain Annuity.     1.   Use Schedule B for allocation.

2.   Life - Contingent Annuity.          2.   Use Schedule C for allocation.

3.   Payment Certain Annuity.            3.   Use Schedule D for allocation.

Prudential may provide monthly amounts of annuity larger than those shown in the following schedules for annuities purchased during any period specified by Prudential. Annuity purchase rates for other forms of annuity consented to by Prudential will be furnished on request. The following schedules may be changed as provided in section 5.1.
















GVA-1010-87 (24)
Serial A-100
402-230                                                            Schedule A

                                                                         1/91


                                 SCHEDULES


Monthly amount of annuity purchased per $10,000 of a Participant's Account, after deduction from it of any taxes on annuity considerations that apply.

SCHEDULE B - Life Payment Certain Annuity (120 Payments Certain)

                          Monthly Amount
                          --------------
              If date the annuity is purchased is in:

Age         1991         1992         1995         2000
---         ----         ----         ----         ----

60         $52.33       $41.17       $40.58      $39.85
65          57.26        46.33        45.60       44.68
70          63.55        52.88        51.98       50.82


SCHEDULE C - Life-Contingent Annuity


                          Monthly Amount
                          --------------
    If Annuitant and Contingent Annuitant have same date of birth. If the date the annuity is purchased is in:
    --------------------------------------------------------------

Age         1991         1992         1995          2000
---         ----         ----         ----          ----

If specified percentage to Contingent Annuitant is 100%:

60        $46.81        $35.76       $35.31        $34.78
65         50.50         39.68        39.10         38.39
70         55.74         45.10        44.32         43.32

If specified percentage to Contingent Annuitant is 50%:

60        $49.80        $38.53       $38.00        $37.34
65         54.44         43.30        42.61         41.75
70         60.92         49.83        48.92         47.71

SCHEDULE D - Payment Certain Annuity

                                      Monthly Amount
                                      --------------
Number of                   If date the annuity is purchased is in:
Payments Certain         1991         1992         1995         2000
----------------         ----         ----         ----         ----

60                     $173.19      $165.26      $164.73     $164.73
120                      97.11        88.74        88.45       88.45
180                      72.24        63.41        63.20       63.20

          *                        *           *            *

The rates in these Schedules are to be used without adjustment only when the facts that apply to the Participant and his annuity are as shown. Rates for other facts will be furnished upon request.


GVA/GAA-1010/7211-82
Serial S-100

                                                                Schedules B-D